CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 33-46973 on Form N-1A of our report dated December 26, 2022, relating to the financial statements and financial highlights of Payden Low Duration Fund, Payden Absolute Return Bond Fund, Payden California Municipal Social Impact Fund, Payden High Income Fund, Payden Corporate Bond Fund, Payden Floating Rate Fund, Payden Strategic Income Fund, each a series of The Payden & Rygel Investment Group, appearing in the Annual Reports on Form N-CSR of the Payden & Rygel Investment Group for the year ended October 31, 2022 and to the references to us under the headings “Fund Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

November 29, 2023